Exhibit 10.5.2

EXECUTION VERSION

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of February 21, 2017 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its CAYMAN ISLANDS BRANCH (“CS Cayman”, “Committed Buyer” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”), DITECH FINANCIAL LLC (the “Seller”) and WALTER INVESTMENT MANAGEMENT CORP. (the “Guarantor”).
RECITALS
The Administrative Agent, Buyers and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Amended and Restated Pricing Side Letter, dated as of November 18, 2016 (the “Pricing Side Letter”). The Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of November 18, 2016, by the Guarantor in favor of Administrative Agent for the benefit of the Buyers. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement, Pricing Side Letter and Guaranty, as applicable.
The Administrative Agent, Buyers, Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent and Buyers have required the Guarantor to ratify and affirm the Guaranty on the date hereof.
Accordingly, the Administrative Agent, Buyers, Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Applicable Law. Section 14(n) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
a.    Applicable Law. Seller shall comply with the material requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where the failure to comply is not reasonably likely to have a Material Adverse Effect on Seller or any Purchased Assets.
SECTION 2.    Financial Notices. Section 17(b)(2) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(2)     as soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters of any fiscal year, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of comprehensive income and stockholders’ equity and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period;
SECTION 3.    Confidentiality. Section 32 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:
a.    This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to Administrative Agent’s, Buyers’, Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) disclosure to the disclosing party’s direct and indirect Affiliates and Subsidiaries, attorneys, accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (iv)  disclosure required by law, rule, regulation or order of a court or other regulatory body (“Governmental Order”) or rating agency in connection with any securities issued by Buyer or an Affiliate of a Buyer, (v) disclosure as Administrative Agent and Buyers deem appropriate in connection with the enforcement of Administrative Agent’s or Buyers’ rights hereunder or under any Transaction or in connection with working with Administrative Agent’s and Buyer’s Affiliates, Subsidiaries and representatives in connection with the management and/or review of the Transactions, (vi) disclosure of any confidential terms that are in the public domain other than due to a breach of this covenant, or (vii) disclosure made to an assignee, participant, repledgee or any of their direct and indirect Affiliates and Subsidiaries, representatives, attorneys or accountants, but only to the extent such disclosure is necessary in connection with the transactions or performing rights or obligations hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Commitment Fee, Purchase Price Percentage, Purchase Price and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.
SECTION 4.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
4.1    Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of Buyer shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a)    this Amendment, executed and delivered by the Administrative Agent, Buyers, the Seller and the Guarantor;
(b)    Amendment No. 1 to the Amended and Restated Pricing Side Letter, executed and delivered by the Administrative Agent, Buyers, the Seller and the Guarantor; and
(c)    such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
SECTION 5.    Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.
SECTION 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 7.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 8.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 9.    Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Administrative Agent and Buyers under the Repurchase Agreement and Pricing Side Letter, as amended hereby.
SECTION 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent
By: /s/ Elie Chau
Name: Elie Chau
Title: Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Committed Buyer
By: /s/ Chris Fera
Name: Chris Fera
Title: Authorized Signatory
By: /s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Authorized Signatory
ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact
By: /s/ Chris Fera
Name: Chris Fera
Title: Vice President
By: /s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Amended and Restated Master Repurchase Agreement

DITECH FINANCIAL LLC, as Seller
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer
WALTER INVESTMENT MANAGEMENT CORP., as Guarantor
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer

Signature Page to Amendment No. 1 to Amended and Restated Master Repurchase Agreement